Exhibit 4.4

EXECUTION VERSION

AMENDMENT NO. 3 dated as of September 29, 2015 (this “Amendment”), in respect of the Amended and Restated Credit Agreement and Syndicated Facility Agreement dated as of April 22, 2015 (as amended by that certain (i) First Amendment to Amended and Restated Credit Agreement and Syndicated Facility Agreement, dated as of July 24, 2015, (ii) Second Amendment to Amended and Restated Credit Agreement and Syndicated Facility Agreement, dated as of September 1, 2015 and (iii) First Incremental Amendment to Amended and Restated Credit Agreement and Syndicated Facility Agreement, dated as of September 1, 2015, and as it may be further amended, restated, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), among Owens-Illinois Group, Inc. (the “Company”), Owens-Brockway Glass  Container Inc. (“Owens-Brockway”), ACI Operations Pty. Ltd. (“ACI”), OI European Group B.V. (“OIEG”), OI Europe Sàrl (“OI Europe”), O-I Canada Corp. (“O-I Canada”, and together with Owens-Brockway, ACI, OIEG and OI Europe, the “Borrowers”), Owens-Illinois General Inc. (the “Borrowers’ Agent”), each other loan party party thereto from time to time, Deutsche Bank AG New York Branch as administrative agent and collateral agent (the “Administrative Agent”) and each lender from time to time party thereto (the “Lenders”) (capitalized terms not otherwise defined in this Amendment have the same meanings assigned thereto in the Credit Agreement or, if not defined therein, the Credit Agreement as amended hereby).

WHEREAS, pursuant to Section 12.1(j) of the Credit Agreement, the Company and the Administrative Agent desire to amend the definition of “Scheduled Term Loan B Repayments” in the Credit Agreement as set forth below;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.          Defined Terms; References.  Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.  Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after the Third Amendment Effective Date (as defined below), refer to the Credit Agreement as amended hereby.  This Amendment is a Loan Document.

Section 2.          Amendment to Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)The following additional new definition shall be inserted into Section 1.1 in the appropriate alphabetical order:

“‘Third Amendment’ means the Third Amendment to Amended and Restated Credit Agreement and Syndicated Facility Agreement, dated as of September 29, 2015, by and between the Company and the Administrative Agent.”;

(b)The following additional new definition shall be inserted into Section 1.1 in the appropriate alphabetical order:

“‘Third Amendment Effective Date’ has the meaning assigned to that term in the Third Amendment”; and

(c)The definition of “Scheduled Term Loan B Repayments” is hereby amended and restated in its entirety as follows:

“’Scheduled Term Loan B Repayments’  means, with respect to the principal payments on the Term Loans B for each date set forth below, the percentage of the original aggregate principal amount of Term Loans B made on the First Incremental Amendment Effective Date set forth opposite thereto, as the amount of such installment may be reduced from time to time pursuant to Sections 4.3 and 4.4:

Date	Scheduled Term Loan B Repayment Percentage

Each of the twenty-seven (27) Scheduled Principal Repayment Dates occurring after the First Incremental Amendment Effective Date, commencing on December 31, 2015	0. 25%

Term Loan B Maturity Date	93.25%

”.

Section 3.         Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 4.          Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Amendment by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Amendment.

Section 5.          Effectiveness.  This Amendment shall become effective on the date (the “Third Amendment Effective Date”) when the Administrative Agent shall have received from the Company and the Administrative Agent either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

OWENS-ILLINOIS GROUP, INC.

/s/ Juan Amezquita
By:
Name:	Juan Amezquita
Title:	Vice President and Treasurer

[SIGNATURE PAGE TO OWENS-ILLINOIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

The Administrative Agent

DEUTSCHE BANK AG NEW YORK BRANCH

/s/ Kirk Tashjian
By:
Name:	Kirk Tashjian
Title:	Director

/s/ Virginia Cosenza
By:
Name:	Virginia Cosenza
Title:	Vice President

[SIGNATURE PAGE TO OWENS-ILLINOIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]